Exhibit 99.1

DIGITAL ANGEL ANNOUNCES SETTLEMENT WITH MINISTRY OF DEFENCE
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Company Continues to Explore Strategic Alternatives to Enhance Shareholder Value

NEW LONDON, CT, July 30, 2012 - Signature Industries Limited (“Signature”), a subsidiary of Digital Angel Corporation (OTC Bulletin Board: DIGA), a distributor of two-way communications equipment in the U.K., today announced that it reached a settlement agreement with the U.K. Ministry of Defence (“MOD”) on the termination of its contract for personal emergency location beacons (“PELS”).

As previously disclosed, the MOD notified Signature on April 10, 2012 that it would exercise the termination provision of their contract for failure to complete certain milestones for product approvals by the deadline. The termination provision required Signature to reimburse the MOD for certain expenses as well as other potential liabilities related to future legal claims.

Under the terms of the settlement, Signature has reimbursed the MOD for shipments made in 2009 for products deemed defective.  In return, the MOD released Digital Angel, Signature’s parent Company, from its guaranty of the PELS contract. In addition, both parties terminated the agreement and released each other from any further legal claims.

Daniel Penni, Digital Angel’s Interim Chief Executive Officer, commented, “Issues related to the PELS contract have challenged our Company for some time. While we are disappointed our relationship with the MOD has ended, we are pleased that we have reached an agreement with the MOD that provides closure.  With this issue behind us, we can begin to focus more on strategic alternatives for Digital Angel.”

Revenues from the execution of the PELS contract were expected to be a key component of the Company’s previously announced goal to distribute one or more special cash dividends following the sale of Digital Angel’s Destron Fearing business in 2011.

While the settlement with MOD resolves a major ongoing potential liability, several additional legal issues and outstanding liabilities must be resolved before the Company can act on its previously-discussed strategy of liquidating and distributing a dividend. These include claims against the escrow from the sale of Signature’s Sarbe division in June of 2011 and claims against the escrow from the sale of the Destron Fearing division in July of 2011.

Digital Angel has also not yet completed the desired sale of the Signature Communications division. While this division, which sells, services and leases two way radio communication equipment, is profitable, we have not yet located a buyer despite several attempts and many inquiries.

With the ongoing legal claims and the difficulty finding a buyer for Signature Communications, Digital Angel is taking a closer look at other strategic alternatives. Many possibilities have been reviewed by management, the board and their advisors. Several of those alternatives could provide greater value for shareholders than the distribution of dividend, especially since the timing of such a payout is uncertain.

Digital Angel expects to update shareholders when it releases its 2012 second quarter results and 10Q filing on August 14, 2012.

About Digital Angel

Digital Angel (OTCBB: DIGA) is a distributor of two-way communications equipment in the U.K.  Products offered range from conventional radio systems used by the majority of its customers, for example, for safety and security uses and construction and manufacturing site monitoring, to trunked radio systems for large scale users, such as local authorities and public utilities.  For further information please visit www.digitalangel.com.

Safe Harbor Statement

This press release contains certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations regarding the Board of Directors’ decisions regarding pursuit of strategic alternatives or other business alternatives and whether the Company should pursue liquidation and the amount and timing of special dividends, the values associated with Signature Communications and other strategic alternatives, and the overall impact of these and other recent developments on the Company's financial results. These forward-looking statements are based on the Company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Additional information about these and other factors that could affect the Company's businesses is set forth in the Company's Form 10-K under the caption "Risk Factors" filed with the Securities and Exchange Commission ("SEC") on March 29, 2012 and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contacts:
Digital Angel Corporation
KCSA Strategic Communications
Rob Fink / Josh Dver
212.896.1206 / 212.897.1239
digitalangel@kcsa.com